UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2021

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	MAR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2021, Marriott International, Inc. (“Marriott” or the “company”) announced that Arne Sorenson, President and Chief Executive Officer of Marriott, will be temporarily reducing his schedule to facilitate his treatment for pancreatic cancer. Two veteran Marriott executives will share responsibility for overseeing the day-to-day operations of Marriott’s business units and corporate functions during this period, in addition to maintaining their current responsibilities. Stephanie Linnartz, Group President, Consumer Operations, Technology and Emerging Businesses, will oversee the company’s International lodging division, as well as Legal, Human Resources and Communications & Public Affairs. Anthony G. Capuano, Group President, Global Development, Design and Operations Services, will oversee the company’s U.S. and Canada lodging division and Finance. During this time, Mr. Sorenson will stay involved in directing the company to the extent practical and will remain a member of the board of directors.

Ms. Linnartz, age 52, became Group President, Consumer Operations, Technology and Emerging Businesses in January 2020. She is responsible for the Company’s brand management, sales, marketing, revenue management, distribution, customer experience and innovation, information technology and digital functions, including Marriott Bonvoy, the Company’s loyalty program. Ms. Linnartz also is responsible for developing, incubating, and running new lines of business. Ms. Linnartz, who began her Marriott career in 1997, served as Global Chief Commercial Officer from 2013 to 2019; Global Officer, Sales and Revenue Management from 2009 to 2013; Senior Vice President, Global Sales from 2008 to 2009; and, Senior Vice President, Sales and Marketing Planning and Support from 2005 to 2008; and prior to that, various roles in Marriott’s Finance and Business Development Department. She currently serves on the Board of Directors of The Home Depot (NYSE:HD). She holds a bachelor’s degree in Political Science and Government from the College of the Holy Cross, where she is a member of the Board of Trustees, and earned her Master of Business Administration from the College of William and Mary.

Mr. Capuano, age 55, became Group President, Global Development, Design and Operations Services in January 2020. He is responsible for leading the Company’s global development and design efforts and oversees the Company’s Global Operations discipline. Mr. Capuano began his Marriott career in 1995 as part of the Market Planning and Feasibility team. Between 1997 and 2005, he led Marriott’s full-service development efforts in the Western U.S. & Canada. In early 2008, his responsibilities expanded to include all of U.S. & Canada and the Caribbean and Latin America and he became Executive Vice President and Global Chief Development Officer in 2009. Mr. Capuano began his professional career in Laventhol and Horwath’s Boston-based Leisure Time Advisory Group. He then joined Kenneth Leventhal and Company’s hospitality consulting group in Los Angeles, CA. Mr. Capuano earned his bachelor’s degree in Hotel Administration from Cornell University. He is an active member of the Cornell Hotel Society and a member of The Cornell School of Hotel Administration Dean’s Advisory Board. Mr. Capuano is also a member of the American Hotel and Lodging Association’s Industry Real Estate Financial Advisory Council.

All statements in this Form 8-K and in the attached press release are made as of February 2, 2021. Marriott undertakes no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This Form 8-K and the attached press release contain “forward-looking statements” within the meaning of federal securities laws, including statements related to expected leadership changes, the structure of the company’s management operations, and similar statements concerning anticipated future events and expectations that are not historical facts. These statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we identify in our Securities and Exchange Commission (“SEC”) filings, including our most recent Quarterly Report on Form 10-Q.

Item 7.01	Regulation FD Disclosure.

A copy of Marriott’s press release addressing the subject of this Form 8-K is furnished as Exhibit 99.

The information in this Item 7.01, including Exhibit 99, is being furnished and shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Marriott is furnishing the following exhibit with this report:

99	Press Release issued on February 2, 2021.

104	The cover page to this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: February 2, 2021	By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss
Executive Vice President and General Counsel